EXHIBIT 5

                     WINTHROP, STIMSON, PUTNAM & ROBERTS
                             One Battery Park Plaza
                         New York, New York 10004-1490
                                 (212) 858-1000



                                                July 3, 1996



Mediware Information Systems, Inc.
1121 Old Walt Whitman Road
Melville, NY 11747-3005

Attn:  Mr. Les Dace
- ----   President


Ladies and Gentlemen:

                  As counsel to Mediware Information Systems, Inc., a New York corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of up to 1,200,000 shares (the "Shares") of the Company's Common Stock, par value $.10 per share (the "Common Stock"), we have examined the registration statement on Form S-8 (the "Registration Statement") in regard thereto, filed under the Act, including the prospectus which is a part thereof, and such other documents as we have considered necessary for the purposes of this opinion. Based upon such examination, we hereby advise you that:

                  1. We are of the opinion that the Company is a corporation validly organized and duly existing under the laws of the State of New York.

                  2. We are further of the opinion that, in the event that the Shares of Common Stock registered pursuant to the Registration Statement shall have been duly issued and paid for pursuant to the terms of the 1982 Employee Stock Option Plan, the Equity Incentive Plan and the Stock Option Plan for Non-Employee Directors, such Shares will be legally issued, fully paid and non-assessable securities of the Company, except to the extent, if any, provided in Section 630 of the New York Business Corporation Law.

                  We are members of the bar of the State of New York. In rendering the foregoing opinion we express no opinion as

Mr. Les Dace                          -2-


to laws other than the laws of the State of New York and the Federal laws of the United States.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       WINTHROP, STIMSON, PUTNAM & ROBERTS